Exhibit (m)(i) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K





                                    EXHIBIT B
                                     to the
                                Distribution Plan

                           Federated Insurance Series
                         Federated Quality Bond Fund II


              This Distribution Plan is adopted by between Federated Insurance Series with respect to the Class of Shares of the Federated Quality Bond Fund II set forth above.

              In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of Federated Quality Bond Fund II held during the month.

              Witness the due execution hereof this 1st day of March, 1999.



                                 Federated Insurance Series


                                 By:  /s/ J. Christopher Donahue
                                 Name:  J. Christopher Donahue
                                 Title:  President